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                                                               EXHIBIT 3.4

                                     BYLAWS
                             PARTNERS IN CARE, CORP.


                                 Revised 5-28-01
                               Approved 6-04-01Rev


                                    ARTICLE I

Section 1.1. Registered Office. The registered office shall be located in the City of New Brunswick, County of Middlesex, State of New Jersey.

Section 1.2. Other Offices. The Corporation may also have offices at such other place both within and without the State of New Jersey as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

Section 2.1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of New Jersey as may be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2. Date of Annual Meetings. An annual meeting shall be held on such day at such time and such place as the Board of Directors shall fix, at which time the stockholders shall elect a Board of Directors in the manner provided in the Certificate of Incorporation and transact such other business as may properly be brought before the meeting. Any business may be transacted at the annual meeting, irrespective of whether the notice of such meeting contains a reference thereto, except otherwise provided in these Bylaws or by the statute.

Section 2.3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation may be called by the Chairman of the Board, the President, a majority of the Board of Directors, or the holders of not less than 10 percent of all the shares entitled to vote at the particular meeting, upon written request delivered to the Secretary of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of such request, it shall be the duty of the Secretary to call a special meeting of stockholders to be held at such time, not more than 60 days after the receipt of the request, as the Secretary may fix. If the Secretary shall neglect or refuse to issue such call, the person or person making the request may issue the call.

Section 2.4. Notice. Written notice of every meeting stating the time, place and purpose or purposes of the meeting for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the mail, to each stockholder of record. entitled to vote at such meeting.

Section 2.5. List of Stockholders. The officer or agent having charge of the transfer books for shares shall make and certify a complete list of stockholders entitled to vote at a stockholders' meeting, or adjournment thereof, arranged in alphabetical order within each class, series, or group or stockholders, maintained by the Corporation for convenience of reference, with the address of, and the number of shares held by each stockholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. Such list shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any meeting of the stockholders.

Section 2.6. Business. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.

Section 2.7. Quorum. The Holders of issued and outstanding shares representing a majority of all the votes entitled to be cast by the shareholders of the Corporation, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders of for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If however, such quorum shall not be present or represented at any meeting of the stockholders present in person or represented by proxy shall have the power to adjourn the meeting





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from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

         Section 2.8. Voting. With respect to the any matter as to which the shareholders of the Corporation are entitled to vote thereon are to vote as a single class, when a quorum is present or represented at any meeting, the vote of the holders of shares representing the majority of all the votes that could be cast by such quorum, present in person or represented by proxy, shall decide any such matter. The Certificate of Incorporation of the Corporation shall govern as to voting rights with respect to the election of Directors and as to any other matter as to which the shareholders of the Corporation entitled to vote thereon are entitled to vote as individual classes or groups of classes. Every stockholder entitled to vote may vote in person or by proxy as provided by law.

         Section 2.9. Action Without Meeting. Subject to statutory provisions, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

         Section 2.10. Action Without Meeting: Minimum Vote. Except as otherwise required by statute, any action required or permitted to be taken at a meeting of the stockholders, other than the annual election of directors, may be taken without a meeting upon the written consent of stockholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize such action at a meeting at which all stockholder entitled to vote thereon were present and voting.

         Section 2.11. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint Inspectors, who need not be stockholders, to act at such meeting or any adjournment thereof. If Inspectors be not so appointed, the Chairman of any such meeting may, and on the request of any stockholder or his proxy shall, make such appointment at the meeting. No person who is a candidate for office shall act as Inspector.

                                   ARTICLE III
                                    DIRECTORS

         Section 3.1 Size of Board. The number of directors that shall constitute the whole Board of Directors shall be fourteen (14). Directors need not be residents of the State of New Jersey nor stockholders of the Corporation.

         Section 3.2. Election of Directors. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the stockholders in the manner described in the Certificate of Incorporation of the Corporation, and each director elected shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of stockholders.

         Section 3.3 Vacancies. Any vacancy occurring among the directors elected by the holders of Class B Common Stock of the Corporation (the "Class B Directors") may be filled by the affirmative vote of a majority of the remaining Class B Directors though less than a quorum of the Board of Directors. Any vacancy occurring among the directors elected by the holders of the Class A Common Stock (the "Class A Directors") may be filled by the affirmative vote of the majority of the remaining Class A Directors though less than a quorum of the Board of Directors. Any vacancy occurring among the directors elected by the holders of Class D Common Stock of the Corporation (the "Class D Directors") may be filled by the affirmative vote of a majority of the remaining Class D Directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose, at which meeting the holders of Class B Common Stock shall be entitled to elect the new Class B Director (s), the holders of the Class A Common Stock shall be entitled to elect the new Class A Director(s), and the holders of the Class D Common Stock shall be entitled to elect the new Class D Director(s). A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of stockholders and until his or her successor shall have been elected or qualified.

The above notwithstanding, the holders of Class A Common Stock and Class B Common Stock and Class D. Common Stock shall have a right to fill any vacancy among the Class A Directors or the Class B Directors, or the Class D Directors, as the case may be, in accordance with Section 2.8, whether or not the vacancy has been



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temporarily filled by the remaining Class A Directors, Class B Directors or
Class D Directors, as the case may be, by written notice to the Board of Directors of their action.

         Section 3.4. Powers. The business affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by stockholders.

         Section 3.5. Books and Records. The directors may keep the books and records of the Corporation, except such as are required by law to be kept within the state, outside the State of New Jersey at such place or places as they may from time to time determine.

         Section 3.6. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

         Section 3.7. Meetings. Meetings of the Board of Directors, regular or special, may be held within our without the State of New Jersey. Where appropriate communications facilities are reasonably available, any or all of any meetings of the Board, or a committee of the Board, by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

         Section 3.8. First Meeting. The first meeting of each newly elected Board of Directors shall be held at a such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

         Section 3.9. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time by determined by the Board.

         Section 3.10. Special Meetings. Special meetings of the Board of Directors may be called by the President on two (2) days' notice of each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice of the written request of two directors. Notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.

         Section 3.11. Waiver of Notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meetings except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.12. Quorum. A majority of the directors shall constitute a quorum unless a greater or lesser number is required by statute or by the Certificate of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater or lesser number is required by, these Bylaws, the Certificate of Incorporation, or by statute. If a quorum shall not be present at any meeting of directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.13. Unanimous Consent. Any action required to be taken at the meeting of the Board, or any committee thereof, shall be deemed the action of the Board of Directors of or a committee thereof, if all directors or committee members, as the case may be execute either before or after the action is taken, a written consent thereto, and the consent is filled with records of the Corporation.

         Section 3.14. Committees. The Board of Directors, by resolution adopted by a majority of directors, may designate two or more directors to constitute a committee of the Board, which committee shall be composed of an equal number of Class A and Class B Directors. The Board of Directors may delegate to any such committee any of the authority of the Board, except otherwise required by law or by the Certificate of Incorporation. The Class D Directors may designate a Class D Director to be a non-voting member of any such committee. Any vacancy




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occurring among the members of any such committee who are Class B Directors shall be filled by appointment by the remaining Class B Directors on the Board of Directors, though less than a quorum of the Board of Directors. Any vacancy occurring among the member of any such committee who are Class A on the Board of Directors, shall be filled by appointment by the remaining class A directors respectively, though less than a quorum of the Board of Directors. Any vacancy occurring among the members of any such committee who are Class D Directors shall be filled by appointment by the remaining Class D Directors on the Board of Directors, though less than a quorum of the Board of Directors. Such vacancies in the membership of any such committee shall be filed as described herein at a regular or special meeting of the Board of Directors. Any such committee shall keep regular minutes of its proceedings and report same to the Board when required.

Section 3.15. Super majority Board Approval.

Notwithstanding anything in these Bylaws to the contrary, the following corporate actions shall require the approval of not less than four (4) Class A Directors and four (4) Class B Directors:

                    1. Approval of annual capital budgets and annual operating budgets of the Corporation;

                    2. Approval of contracting criteria pursuant to which the
               Corporation will enter into managed care agreements with payors;

                    3. Approval of the forms of provider agreements to be
               entered into between the Corporation and its participating providers;

                    4. Approval of capital expenditures in excess of [$500,000]
               or [10%] over budgeted capital expenditures;

                    5. Approval of expense items in excess of [$100,000] or
               [10%] of budgeted expense items;

                    6. The sale or encumbrance of the Corporation's assets
               having a value in excess of [$500,000];

                    7. The incurrence by the Corporation of indebtedness in
               excess of [$500,000]; and

                    8. The advancement by the Corporation of funds through
               commercially reasonable loans or guaranty arrangements to United Medical Group for the purchase of physician practices assets.

         Section 3.16. Compensation. The Board of Directors shall serve without compensation except for reimbursement for reasonable expenses incurred in attending meetings and carrying out their duties and functions to the extent authorized under the Corporation's corporate policy and constituent documents.

                                   ARTICLE IV
                                     NOTICES

         Section 4.1. Methods of Notice. Whenever, under the provisions of the statutes or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.
Notice to directors may also be given by telegram.

         Section 4.2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or under the provisions of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



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                                    ARTICLE V
                                    OFFICERS

         Section 5.1. Titles. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. The Board of Directors may appoint such other officers and agents as it shall deemed necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 5.2. Election of Officers. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President one or more Vice Presidents, a Secretary and a Treasurer, none of whom need to be a member of the Board.

         Section 5.3. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5.4. Terms. The officers of the Corporation shall hold office until their successors are chosen to qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 5.5. President. The President shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.


         Section 5.6. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents on the order determined by the Board of Directors, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.

         Section 5.7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform other such duties as may be prescribed by the Board of Directors or President, whose supervision be or shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may be given general authority to any other officer to affix the seal of the Corporation and to attest the affixing of his or her signature.

         Section 5.8. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 5.9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President




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and Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall be give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

         Section 5.10. Assistant Treasurer. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI
                             CERTIFICATES FOR SHARES

         Section 6.1. Right to Certificate. The shares of the Corporation shall be presented by certificates signed by the Chairman or Vice-Chairman of the Board, or the President, or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

         Section 6.2. Statements Setting Forth Rights. There shall be set forth upon the face or back of the certificate, a statement that the ownership, Sale and /or transfer of the Shares is restricted pursuant to the Certificate of Incorporation, these By-Laws and Shareholders Agreement, if such a Shareholders Agreement has been executed. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares that are registered or to be registered in the name of a fiduciary or the nominee of the a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer or with knowledge of such facts that is participation therein amounts to bad faith.

         Section 6.3. Facsimile Signatures. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the Certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or any employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

         Section 6.4. Lost and Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate, previously issued by the Corporation, alleged to have been lost or destroyed. When authorizing such issue of a now certificate, the Board of Directors, in its discretion and as a condition precedent to issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

         Section 6.5. Transfer of Shares. Provided that the requirements for Ownership, Sale and/or Transfer set forth in Article IX are met, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

         Section 6.6 Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or allotment of any right, or entitled to give written consent to any action without a meeting or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice or vote in any meeting of the stockholders, such books shall




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be closed for at least 10 days immediately proceeding such meeting. If the stock transfer book shall be closed for the purpose of determining stockholders entitled to give written consent to any action without a meeting, such books may not be closed for more than 60 days before the date fixed for tabulation of the consents or if no date has been fixed for tabulation the books may not be closed for more than 60 days before the last day on which consents received may be counted. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days prior to the date of such meeting and in case of determining stockholder entitled to give a written consent the record date may not be more than 60 days before the date fixed for tabulation of the consents or if no date has been fixed for the tabulation, more than 60 days before the last day on which consents may be counted. If the stock transfer books are not closed and no record date is fixed, the record date for the stockholders' meeting shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the board relating thereto is adopted.
When determination of stockholders of record for stockholders' meeting has been made as provided in this section, such determination shall be apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

         Section 6.7. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its book as the owner of shares to receive dividends, and if applicable, to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 7.1. Declaration of Dividends. Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in its bonds, in its own shares or other property including the shares or bonds of other Corporations subject to any provision of law and of the Certificate of Incorporation. Dividends may be paid on all Classes of Stock.

         Section 7.2. Reserves. Before payment of any dividend, there may by set aside out of any funds the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 7.3. Checks. All checks or demands for money or notes of the Corporation shall be signed by such officer of officers or such other person as the Board of Directors may from time to time designate.

         Section 7.4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 7.5. Seal. The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, New Jersey". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                  ARTICLE VIII
              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         Section 8.1 The Corporation shall, to the maximum extent permitted by law, indemnify any person who was or is a director, officer, trustee, committee member, employee, or agent of the Corporation, or of any constituent corporation absorbed by the Corporation in a consolidation or merger, and any person who is or was a director, officer, committee member, trustee, employee, or agent of any other enterprise, serving as such at the request of the Corporation, or of any constituent corporation, or the legal representative of any such director, officer, trustee,



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committee member, employee or agent. Such indemnification shall, to the maximum extent permitted by law, include the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Corporation.

         Section 8.2 Insurance. The Corporation may purchase and maintain such insurance on behalf of any person who is or at any time has been a director, officer, committee member or other agent of the Board of Directors, or who is or at any time has been, at the direction or request of the Board of Directors, a director, trustee, officer, administrator, manager, employee, corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan against any liability asserted against and incurred by such person.

                                   ARTICLE IX
                           OWNERSHIP, SALE & TRANSFER

The right to own, sell or transfer stock in the Corporation may be extremely restricted. These restrictions may negatively affect the value of the stock and/or the ability of a shareholder to own, sell or transfer the stock

9.1 Ownership of Class A Stock shall be strictly limited to the following:

         a. New Jersey Professional Services Corporations formed pursuant to N.J.S.A. 14A:17-1 et. seq. for the purpose of the practice of Medicine, or

         b.  New Jersey Licensed Physicians, and,

         c. which is/who are fully credentialed Members of the United Medical Group, PC.

Provided, however, that Class A Stock may not be owned by such professional corporation or physician unless each such professional corporation or physician also meets the Standards for Ownership of said Class of Stock. Standards for Ownership shall be incorporated in the Shareholders Agreement and /or established from time to time by the Board of Directors, or a Committee designated by the Board. Since the Corporation is embarking on a new course of business, it is expected that the Standards of Ownership may change over time. The Standard to be used to determine eligibility for ownership of Class A Stock shall be the Standard in effect at the time that the request to purchase, sell or own is communicated to the Corporation. In determining the Standards for Ownership, the Board or its designated Committee may, (but shall not be limited to), use Board Certification, utilization management and clinical outcomes as criteria.

9.2 Ownership of Class B Stock shall be limited to Saint Peter's Medical Center, or to entities in which the Medical Center has a controlling interest

9.3 As an additional condition of ownership of Class A and/or B Stock, the owners of Class A and the owners of Class B Stock may be required to enter into contracts with the Corporation for the provision of Medical Services to and/or through the Corporation and/or for the Corporation to provide management services to the Stockholder's Medical or Hospital practice. The terms of such contracts shall be as established or approved by the Board of Directors, or its designated committee.

9.4 The price per share and any limitation on the number of shares in the Corporation which may be purchased by any one shareholder shall be determined from time to time by the Board of Directors. The Board of Directors shall also have the authority to establish policy regarding, and to authorize the issuance and delivery of, Stock in the Corporation to parties meeting all applicable ownership requirements, for the purposes of signing bonuses, merit compensation, conversion of Class on retirement and any other such reason that the Board determines will advance the purposes of the Corporation.

9.5 A physician desiring to sell his/her stock in PIC may only sell said stock back to PIC, or to a party meeting the requirements of Paragraph 9.1 above. If the physician is selling his/her stock to PIC, the purchase price for the same shall be the price established by the annual valuation conducted by PIC's independent financial consultant, using the valuation closest in time to the date the physician tenders his/her shares of stock. The payment of the purchase price to the physician by PIC shall be made within 30 days of



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the tender of the same if the physician is retiring from the practice of medicine or if physician is moving his/her home or medical office more that 100 miles away from 254 Easton Avenue, New Brunswick, New Jersey. Otherwise, payment of the purchase price by PIC to the physician shall be made in 60 equal monthly installments, without interest, commencing 30 days after the physician tenders his/her shares to PIC. Physician may not sell less than all the shares which he/she owns.

9.6 Class C Common Stock may be owned by employees of PIC who participate in any Incentive Stock Option Plan and by retired Class A Shareholders. Ownership in Class D Common Stock shall be limited to third party institutional investors and other qualified investors as may be designated by the Board. The Board Shall have the Authority to adopt, by resolution, restrictions and requirements regarding the ownership, sale or transfer of Class C and D Common Stock with or without revising these Bylaws, so long as said restrictions and requirements are not in conflict with the Certificate of Incorporation, provided that said restrictions and requirements are published and made available to those desiring to purchase said Stock.

9.7 The Board shall make available to each prospective owner of Stock, a copy of the restrictions on Ownership, Sale or Transfer contained herein or in any other policy promulgated by the Board or by any of its Committees. The prospective Owner shall countersign a copy of said restrictions, indicating that he/she has received and understands the same. In addition, or in the alternative, the Board may require all Stock Owners to execute a Shareholders Agreement setting forth these and other restrictions on the Ownership, Sale or Transfer of Stock in the Corporation.

                                    ARTICLE X
                              CONFLICT OF INTEREST

         Section 10.1. General Policy. Recognizing that the directors, officers and committee members have a duty to loyalty and fidelity to the Corporation, the directors, officers and committee members shall:

         (a) disclose to the Board of Directors (or any committee thereof, as the case may be) any situation wherein the director, officer or committee member has a conflicting interest or duality of interest that could possibly cause that person to act in other than the best interest of the Corporation; and

         (b) follow the procedures stated herein governing the participation on behalf of the Corporation and/or the Board of Directors in any transaction in which the person has, or may have, a conflict of interest.

         Section 10.2. Procedures. (a). Any director having a known duality of interest or possible conflict of interest on any matter should make disclosure of such conflict to the other directors. In such an event, the conflicted director should excuse himself or herself from that meeting, unless the President in his or her discretion otherwise allows. Additionally, the conflicted director should not vote or use his or her personal influence on the matter, but such director shall be counted in determining the quorum for the meeting. The minutes of the meeting should reflect the making of the disclosure, the excusal from the meeting, the abstention from voting and the quorum situation.

         (b) Any officer having a duality of interest or possible conflict of interest on any matter before such officer for administrative action shall report such conflict to the President or, in the case of the President, to the Vice President who is next in command, and shall abstain from taking any administrative action on such matter.

         (c) Any committee member having a known duality of interest or possible conflict of interest on any matter should make disclosure of such conflict to the other committee members. In such an event, the conflicted committee member should excuse himself or herself from the meeting, unless the committee chairperson in his or her discretion otherwise allows. Additionally, the conflicted committee member should not vote or use his or her personal influence on the matter, but such committee members hall be counted in determining the quorum for the meeting. The minutes of the meeting should reflect the making of the disclosure, the excusal from the meeting, the abstention from voting and the quorum situation.

         (d) The foregoing requirements shall not be construed as preventing any director, officer or committee member from briefly stating his or her position on the matter, nor from answering pertinent questions of the other directors, officers or committee members.


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                                   ARTICLE XI
                                   AMENDMENTS

         These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted as described in the Certificate of Incorporation of the Corporation.




CERTIFIED TRUE COPY OF THE BYLAWS OF PARTNERS IN CARE, CORPORATION


DATED June 4, 2001
      ------------                           /s/ Kathleen Killion
                                             ---------------------------------
                                             BY: KATHLEEN KILLION SECRETARY


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